Exhibit 5.1

April 27, 2009

Microtune, Inc.

2201 10th Street

Plano, Texas 75074

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Microtune, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering of up to 2,000,000 additional shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), to be issued pursuant to the Amended and Restated Microtune, Inc. 2000 Stock Plan (collectively, the “Shares”), certain legal matters in connection with the Shares are being passed upon for the Company by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as counsel to the Company as referenced above, we have examined the Amended and Restated Microtune, Inc. 2000 Stock Plan (the “Plan”), statutes and other instruments and documents as a basis for the opinions hereinafter expressed.

We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

Based upon our examination as aforesaid, and subject to the assumptions and limitations herein set forth, we are of the opinion that, when issued and sold from time to time in accordance with the provisions of the Plan, the Shares will be duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable.

The opinions set forth above are limited in all respects to the General Corporation Law of the State of Delaware, and no opinion is expressed herein as to matters governed by the law of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Baker Botts L.L.P.
Baker Botts L.L.P.